UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006 (September 25, 2006)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2006, OMNI Energy Services Corp. (the “Company”) entered into employment agreements with each of John Harris and Nolan Vice effective September 23, 2006. Each of the employment agreements has an initial term in effect until December 31, 2008 with automatic annual renewals for successive one-year terms unless either party gives timely notice of non renewal. Additionally, the Company entered into an amended and restated employment agreement with Shawn L. Rice on November 30, 2004 with an initial term in effect until December 31, 2006 with automatic annual renewals for successive one-year terms unless either party gives timely notice of non renewal.

Under the terms of their respective employment agreements, Messrs. Harris and Vice will continue to serve as Vice President - Seismic Operations and Vice President – Preheat Operations, respectively, each at an annual base salary of $185,000. Each of Messrs. Harris and Vice are eligible to receive an annual bonus up to 75% of their respective annual base salary based upon the achievement of certain target goals. In addition, on April 11, 2006, Messrs. Harris and Vice were each granted non-qualified options to purchase 60,000 shares of common stock $0.01 par value per share (the “Common Stock”) pursuant to the Sixth Amended and Restated OMNI Energy Service Corp. Stock Incentive Plan (the “Plan”). If the employment of Messrs Harris or Vice is terminated, other than for cause, the Company shall pay (i) the annual base salary in effect in semi-monthly payments for the remainder of the contract period or twelve months, whichever is greater, (ii) vacation pay earned but not taken to the date of such termination, and (iii) annual bonuses prorated to the date of termination. In addition, all stock options will vest and be immediately exercisable and will be eligible for execution twelve months after termination of employment. A copy of each of Messrs. Harris’ and Vice’s employment agreements is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. This summary is qualified by reference to those agreements.

Under the terms of his employment agreement, Mr. Rice will serve as Vice President - Trussco Operations at an annual base salary of $185,000, effective January 1, 2006. Mr. Rice is eligible to receive an annual bonus to be determined and awarded by the Company’s Board of Directors. In addition, on November 30, 2004, Mr. Rice was granted non-qualified options to purchase 100,000 shares of OMNI Common Stock pursuant to the Fifth Amended and Restated OMNI Energy Service Corp. Stock Incentive Plan. If Mr. Rice is terminated, other than for cause, the Company shall pay (i) the annual base salary in effect in semi-monthly payments for the remainder of the contract period or twelve months, whichever is greater, (ii) vacation pay earned but not taken to the date of such termination, (iii) annual bonuses prorated to the date of termination, and (iv) documented moving expenses to relocate out of the Lafayette, Louisiana area up to a maximum of $10,000. In addition, all stock options will vest and be immediately exercisable. A copy of Mr. Rice’s amended and restated employment agreement is attached hereto as Exhibit 10.3. This summary is qualified by reference to that agreement.

Each of the employment agreements contains standard termination provisions for disability, death or cause, and contains non-compete, non-solicitation and confidentiality provisions that prohibit Messrs. Harris, Vice and Rice from disclosing certain information belonging to the Company.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement effective September 23, 2006 by and between OMNI Energy Services Corp. and John Harris.

10.2	Employment Agreement effective September 23, 2006, by and between OMNI Energy Services Corp. and Nolan Vice.

10.3	First Amended and Restated Employment Agreement effective November 30, 2004, by and between OMNI Energy Services Corp. and Shawn L. Rice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: September 29, 2006
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President